UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 24, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On January 28, 2013, Equity LifeStyle Properties, Inc. (the “Company”) issued a news release announcing its results of operations for the three months and year ended December 31, 2012. The news release also contains detailed guidance assumptions on the Company's projections for its net income per share (fully diluted) and funds from operations (“FFO”) per share (fully diluted) for the three months ending March 31, 2013 to be between $0.74 and $0.84 and $1.35 and $1.45, respectively. The Company projects its net income per share (fully diluted) and FFO per share (fully diluted) for the year ending December 31, 2013 to be between $2.49 and $2.69 and $4.94 and $5.14, respectively. The projected 2013 per share amounts represent a range of possible outcomes and the mid-point of each range reflects management's best estimate of the most likely outcome. The news release is is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on the Company's website, www.equitylifestyle.com, on January 28, 2013.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

2013 Restricted Stock Award:

On January 24, 2013, the Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) of the Board of Directors the Company approved the 2013 Restricted Stock Award (the “2013 Award”) pursuant to the authority set forth in the 1992 Stock Option and Stock Award Plan. The 2013 Award has a grant date of February 1, 2013 and will vest on December 31, 2013. The 2013 Award grant price will be the stock price at the end of the day on February 1, 2013.

The 2013 Award for each eligible executive follows:

Name	Title	Award
Marguerite Nader	President	12,000 Shares
Paul Seavey	Senior Vice President, Chief Financial Officer and Treasurer	8,000 Shares
Roger Maynard	Executive Vice President - Asset Management	11,333 Shares

The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company's expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company's ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company's ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company's ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company's assumptions about rental and home sales markets;

•	the Company's assumptions and guidance concerning 2013 estimated net income and funds from operations;

•	the Company's ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company's estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated January 28, 2013, “ELS Reports Fourth Quarter Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Chief Financial Officer

Date: January 29, 2013